Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ecovyst 401(k) Savings Plan (formerly known as the PQ Corporation Savings Plan)
Malvern, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-227643) of Ecovyst Inc. (formerly known as PQ Group Holdings Inc.) of our report dated June 21, 2021, relating to the financial statements of the Ecovyst 401(k) Savings Plan (formerly known as the PQ Corporation Savings Plan) which appears in this Form 11-K as of and for the year ended December 31, 2020.

/s/ Urish Popeck & Co., LLC
State College, Pennsylvania
June 27, 2022